Contact:
Frank Ryan (508) 967-7038
Ed Pignone (508) 967-4912


             WANG TO ACQUIRE LEADING NETWORK STORAGE MANAGEMENT
                              SOFTWARE PROVIDER

           WANG'S LEADERSHIP IN WORKFLOW AND IMAGING STRENGTHENED
               COMPANY ENTERS NEW HIGH-GROWTH SOFTWARE MARKET
             ACQUISITION EXPANDS THE WANG AND MICROSOFT ALLIANCE

Billerica, Mass. (December 7, 1995) -- Wang (NASDAQ:WANG) announced today that it will acquire privately-held Avail Systems Corporation of Boulder, Colorado. As a result of the acquisition:

 - Wang will have a new technology that will give the company a clear competitive advantage in the workflow and imaging markets.

 - Wang is immediately positioned to be a leader in the fast-growing network storage management software market.

 - Wang's alliance with Microsoft Corporation will be expanded to include the co-development of storage management products for Microsoft[R] operating systems, thus broadening Avail's already existing relationship with Microsoft.

Wang will exchange approximately 1.8 million shares of its common stock for Avail, valued at $18 per share, for a total transaction value of approximately $32 million. The acquisition is expected to be accounted for as a pooling of interests.

        Joseph M. Tucci, chairman and chief executive officer, said, "The Avail acquisition gives Wang immediate access to a software market that is expected to grow dramatically. The acquisition further solidifies our alliance with Microsoft, and enables Wang to extend its competitive leadership by adding the next generation of storage

Wang Acquires Avail Systems
Page 2




management technology to its workflow and imaging systems. History has shown that standard-based technology eventually obsoletes and replaces proprietary technology. In the market for collaborative image servers, standards-based NT products will distinguish Wang as the market leader in the next generation of imaging software."

EXPANDING WANG'S ALLIANCE WITH MICROSOFT

        As part of the acquisition, Wang's existing alliance with Microsoft will be expanded. Now, in addition to delivering leading imaging and workflow capabilities to users of Microsoft products, Wang and Microsoft will also co-develop storage management software for Microsoft platforms.

        In February 1995, Microsoft and Avail announced an agreement to include Avail storage management technology into the next generation of the Microsoft Windows NT[TM] operating system. Additionally, Microsoft licensed Avail's pending patents for storage management software.

        Bob Muglia, vice president of Windows NT and BackOffice[TM] at Microsoft, said, "Microsoft is pleased that two companies that strongly support Windows NT are joining efforts. It is clear that storage management technology is increasingly important to our customers. In order to meet their needs, Microsoft is furthering its commitment to open solutions for storage management and is expanding its alliance with Wang to include the co-development of this technology."

        As part of a worldwide alliance announced in April, Wang is Microsoft's preferred vendor of imaging and workflow software, and Wang document imaging software will be included as standard desktop features in future releases of the Microsoft Windows[R] operating system.

Wang Acquires Avail Systems
Page 3




STRENGTHENED LEADERSHIP IN THE WORKFLOW AND IMAGING MARKETS

        Avail technology gives Wang a clear competitive advantage in the markets for workflow and imaging systems by enabling Wang to offer customers the industry's most advanced image storage management systems.

        Avail's standards-based approach to storage management offers advantages over proprietary image storage systems by providing the performance and functionality required for image storage, while creating an open solution that makes images and other data types available to all applications on the network. For collaborative imaging applications, Avail's open storage management software enables images to be stored, retrieved, and managed using Windows 95 and Windows NT Workstation in the same way as other commonly used files on the system. Moreover, by using Windows NT Server, Avail's software provides the required performance, volumes, and functionality needed for image storage.

        The Avail technology will be included in a new family of collaborative work management products from Wang scheduled to be introduced in the first half of 1996. Wang believes that this standards-based technology will replace the proprietary collaborative image servers used by its competitors, making their approach to image storage obsolete.

THE LEADER IN A NEW AND GROWING MARKET

        Avail is the leader in the rapidly growing market for efficient, easy to use software that automates the storage, relocation, archiving, and retrieval of information on a client/server PC network. Independent industry experts estimate that the emerging market for network storage management will grow to more than $120 million by 1998, a growth rate of over 100 percent each year. This growth will be driven by the explosion on client/server networks of information from new applications, including the World Wide Web, imaging, and multimedia, and from mainframe downsizing.

        The information stored on client/server networks is already increasing at an annual rate greater than 50 percent. At the same time, however, 80 percent of this information is rarely accessed 30 days after it has been stored, and the average network server is at 95 percent of capacity. The resulting demand for efficient software for storage on networks is, therefore, growing exponentially. New applications for this technology include providing cost effective storage and storage management services for the vast amounts of information on servers attached to the Internet, including servers on the World Wide Web.

        Avail's award-winning software meets this emerging market demand by automatically removing less accessed information from a network server as it reaches capacity. It provides virtually infinite network storage capacity, reduces overall hardware storage costs by as much as 50 percent compared with conventional hard disk storage, and dramatically lowers the administrative costs of managing data, particularly in a distributed network environment.

        As disk volumes on network servers fill with information, the oldest, least recently used information is moved to less expensive "layers" of storage peripherals such as disk drives, optical jukeboxes, and tape libraries to optimize both the cost of storage and information access time. If a network user needs the information, the software allows it to be transparently recalled from the less expensive storage peripheral as though it were still stored on the network server. Thus, files are transparently moved and retrieved for the user, providing virtual expansion of network storage at a fraction of the cost of adding disk capacity to individual servers.

Wang Acquires Avail Systems
Page 4




        Avail software has already won numerous industry awards, including BEST STORAGE MANAGEMENT from BYTE MAGAZINE, WELL CONNECTED AWARD--A+ from NETWORK COMPUTING, RECOMMENDED PRODUCT--1995 from the COMPUTER RESELLER NEWS TEST CENTER, and RESELLERS' CHOICE from COMPUTER TECHNOLOGY REVIEW. Avail software is currently sold through distributors and resellers, including Tech Data, MicroAge, Datalink, and IBM, and supports devices manufactured by Hewlett-Packard, Plasmon, DISC, and Exabyte. Wang will expand these third-party channels, as well as market Avail software through its Software Business network integration unit.

        Avail is located in Boulder, Colorado. When the acquisition is completed, Avail will become a business unit within Wang's Software Business, maintaining its workforce and operations in Boulder. Avail's president and chief executive officer, Robert Wight, will become a Wang Software Business vice president and will head the new business unit. He will continue to lead the development, marketing, and support of Avail's storage management products.

        Rob Wight said, "We are delighted to be an integral part of the Wang team. By joining forces with Wang, Avail immediately gains the marketing, sales, support, and financial strengths of Wang's worldwide organization. Our already existing relationship with Microsoft will take on even greater significance as we work together to co-develop storage management software for Microsoft platforms. We look forward to helping advance Wang's leadership in enterprise work management."

FINANCIAL TERMS

        Wang will exchange approximately 1.8 million shares of its common stock, valued at $18 dollars per share, for all of the outstanding capital stock of Avail, for a total transaction value of approximately $32 million. The acquisition is expected to be accounted for as a pooling of interests. The company expects that no significant one-time charges, other than transaction costs, will result from the acquisition, which is expected to close by December 31, 1995. The acquisition has been approved by the boards of directors of both companies and is not subject to a Hart Scott Rodino review.


                                     ###



Microsoft, Windows NT, BackOffice, and Windows are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries.